PROXY VOTING RESULTS

A special meeting of the fund's shareholders was held on January 19, 2000. The results of votes taken among shareholders on proposals before them are reported below. Each vote reported represents one dollar of net asset value held on the record date for the meeting.

PROPOSAL 1

To elect as Trustees the following twelve nominees.*

                          # OF % OF
                      VOTES CAST VOTES CAST
RALPH F. COX
Affirmative    814,338,552.11   96.934

Withheld       25,758,515.57    3.066

TOTAL          840,097,067.68   100.000

PHYLLIS BURKE DAVIS
Affirmative    813,431,700.66   96.826

Withheld       26,665,367.02    3.174

TOTAL          840,097,067.68   100.000

ROBERT M. GATES
Affirmative    813,596,737.90   96.846

Withheld       26,500,329.78    3.154

TOTAL          840,097,067.68   100.000

EDWARD C. JOHNSON 3D
Affirmative    813,835,876.78   96.874

Withheld       26,261,190.90    3.126

TOTAL          840,097,067.68   100.000

DONALD J. KIRK
Affirmative    814,093,254.28   96.905

Withheld       26,003,813.40    3.095

TOTAL          840,097,067.68   100.000

NED C. LAUTENBACH
Affirmative    814,540,357.90   96.958

Withheld       25,556,709.78    3.042

TOTAL          840,097,067.68   100.000

                          # OF % OF
                     VOTES CAST VOTES CAST
PETER S. LYNCH
Affirmative    813,923,515.86   96.884

Withheld       26,173,551.82    3.116

TOTAL          840,097,067.68   100.000

WILLIAM O. MCCOY
Affirmative    814,199,679.06   96.917

Withheld       25,897,388.62    3.083

TOTAL          840,097,067.68   100.000

GERALD C. MCDONOUGH
Affirmative    813,046,169.46   96.780

Withheld       27,050,898.22    3.220

TOTAL          840,097,067.68   100.000

MARVIN L. MANN
Affirmative    814,171,034.14   96.914

Withheld       25,926,033.54    3.086

TOTAL          840,097,067.68   100.000

ROBERT C. POZEN
Affirmative    813,531,175.55   96.838

Withheld       26,565,892.13    3.162

TOTAL          840,097,067.68   100.000

THOMAS R. WILLIAMS
Affirmative    812,970,905.77   96.771

Withheld       27,126,161.91    3.229

TOTAL          840,097,067.68   100.000

PROPOSAL 2

To ratify the selection of PricewaterhouseCoopers LLP as independent accountants of the fund.

                          # OF % OF
                     VOTES CAST VOTES CAST
Affirmative    28,207,281.13   84.182

Against        521,824.66      1.558

Abstain        4,778,287.96    14.260

TOTAL          33,507,393.75   100.000

PROPOSAL 3

To authorize the Trustees to adopt an amended and restated Declaration of Trust.*

                               # OF % OF
                         VOTES CAST VOTES CAST
Affirmative         730,889,811.70   88.758

Against             44,830,500.57    5.445

Abstain             47,739,235.29    5.797

TOTAL               823,459,547.56   100.000

Broker Non-Votes    16,637,520.12

PROPOSAL 4

To approve an amended sub-advisory agreement with Fidelity Management & Research (Far East) Inc. for the fund.

                         # OF % OF
                    VOTES CAST VOTES CAST
Affirmative    26,941,323.69   80.404

Against        1,199,372.17    3.580

Abstain        5,366,697.89    16.016

TOTAL          33,507,393.75   100.000

PROPOSAL 5

To approve an amended sub-advisory agreement with Fidelity Management & Research (U.K.) Inc. for the fund.

                        # OF % OF
                  VOTES CAST VOTES CAST
Affirmative    26,706,326.43   79.703

Against        1,437,116.96    4.289

Abstain        5,363,950.36    16.008

TOTAL          33,507,393.75   100.000

PROPOSAL 6

To approve an amended sub-advisory agreement with Fidelity
International Investment Advisors for the fund.

                         # OF % OF
                   VOTES CAST VOTES CAST
Affirmative    26,807,532.73   80.005

Against        1,355,777.72    4.046

Abstain        5,344,083.30    15.949

TOTAL          33,507,393.75   100.000

PROPOSAL 7

To approve an amended sub-advisory agreement between Fidelity
International Investment Advisors and Fidelity International
Investment Advisors (U.K.) Limited for the fund.

                          # OF % OF
                    VOTES CAST VOTES CAST
Affirmative    26,724,791.79   79.758

Against        1,405,928.53    4.196

Abstain        5,376,673.43    16.046

TOTAL          33,507,393.75   100.000

PROPOSAL 8

To approve an amended sub-advisory agreement with Fidelity Investments Japan Limited for the fund.

                        # OF % OF
                   VOTES CAST VOTES CAST
Affirmative    26,609,214.99   79.413

Against        1,496,195.86    4.465

Abstain        5,401,982.90    16.122

TOTAL          33,507,393.75   100.000

*DENOTES TRUST-WIDE PROPOSALS AND VOTING RESULTS.